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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-30985, 333-89975 and 333-63108 of Coinstar, Inc. and Subsidiaries on Form S-8 of our report dated February 15, 2002 (March 15, 2002 as to Notes 4 and 9), included in this Annual Report on Form 10-K of Coinstar, Inc. and Subsidiaries for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

Seattle, Washington
March 22, 2002